Exhibit 10.15

Fauquier Bankshares, Inc.
Supplemental Executive Retirement Plan

(As Amended and Restated Effective October 21, 2010)

TABLE OF CONTENTS
ARTICLE I

Definition of Terms

	ARTICLE III
	Funding

3.1	Plan Is Unfunded	6
3.2	Plan Costs and Expenses	6
3.3	No Interest or Right Other Than Plan Benefit	7
3.4	Use of Rabbi Trust Permitted	7

	ARTICLE IV
	Determination of Accrued Benefit

4.1	Accrued Benefit	7
4.2	No Duplication of Benefits	11

	ARTICLE V
	Determination of Accrued Benefit

5.1	Normal Retirement Date	12
5.2	Delayed Retirement Date	12
5.3	Early Retirement Date	12
5.4	Disability Retirement Date	12

	ARTICLE VI
	Vesting and Forfeiture of Benefits

6.1	General Vesting and Forfeiture Rules	12
6.2	Forfeiture in Other Cases	13
6.3	No Reduction in Certain Vested Accrued Benefits by Reason of Re-Employment	15
6.4	Vesting upon Change in Control	15

	ARTICLE VII
	Death Benefits

7.1	Death after Annuity Starting Date	16
7.2	Death before Annuity Starting Date	16
7.3	Death Benefit	16
7.4	Beneficiary Designation	17

	ARTICLE VIII
	Payment of Benefits

8.1	Time of Payment	18
8.2	Form and Amount of Accrued Benefit Payment	18
8.3	Form and Amount of Death Benefit Payment	19
8.4	Cashout of Benefit	19
8.5	Suspension or Deferral of Benefits upon Re-Employment	19

8.6	Benefit Determination and Payment Procedure	20
8.7	Claims Procedure	20
8.8	Payments to Minors and Incompetents	25
8.9	Distribution of Benefit When Participant Cannot Be Located	25
8.10	Minimum Amount Paid Monthly	25
8.11	Limitations on Benefits	25

	ARTICLE IX
	Fiduciaries

9.1	Named Fiduciaries and Duties and Responsibilities	26
9.2	Limitation of Duties and Responsibilities of Named Fiduciaries	27
9.3	Service by Named Fiduciaries in More Than One Capacity	27
9.4	Allocation or Delegation of Duties and Responsibilities by Named Fiduciaries	27
9.5	Assistance and Consultation	27
9.6	Indemnification	27

	ARTICLE XIII
	Plan Administration

10.1	Appointment of Plan Administrator	27
10.2	Corporation as Plan Administrator	28
10.3	Duties and Responsibilities of Plan Administrator	28
10.4	Availability to Plan Administrator of Records	28
10.5	No Action by Plan Administrator with Respect to Own Benefit	28
10.6	Limitations on Plan Administrator’s Discretion	28
10.7	Makeup of Administrative Committee	29
10.8	Power and Authority of Administrative Committee	29
10.9	No Action by Administrative Member with Respect to Own Benefit	29
10.10	Action by Administrative Committee by Majority Vote	29
10.11	Provision to Administrative Committee of Necessary Information	29
10.12	Limitation on Powers and Authority of Administrative Committee	29

	ARTICLE XIV
	Amendment and Termination of Plan

11.1	Amendment and Termination	29
11.2	Termination Events with Respect to Employers Other Than the Corporation	30
11.3	Effect of Employer Merger, Consolidation or Liquidation	31

	ARTICLE XV
	Miscellaneous

12.1	Headings	31
12.2	Gender and Number	31
12.3	Governing Law	31
12.4	Employment Rights	31

12.5	Conclusiveness of Employer Records	31
12.6	Right to Require Information and Reliance Thereon	31
12.7	Alienation and Assignment	32
12.8	Notices and Elections	32
12.9	Delegation of Authority	32
12.10	Service of Process	32
12.11	Construction	32
12.12	Compliance with Code Section 409A	32

Amended and Restated Supplemental
Executive Retirement Plan

THIS AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, originally effective January 1, 2005, is adopted effective October 21, 2010, by Fauquier Bankshares, Inc., a Virginia corporation (the “Corporation”), for itself and for other participating employers who may participate in the Plan as provided herein (collectively or individually hereinafter called the “Employer”).

WITNESSETH:

WHEREAS, the Corporation maintains the Plan to provide certain nonqualified retirement benefits for such of its employees and those of its participating subsidiaries as its Board of Directors (or any authorized committee thereof) determines; and

WHEREAS, the Corporation deems it desirable to amend and restate the terms and conditions for accrual, vesting and payment of such nonqualified retirement benefits in this Plan, given the changes to the Corporation’s qualified retirement plans in 2009 and 2010.

WHEREAS, the Corporation by due corporate action has approved and authorized the execution of this Plan;

NOW, THEREFORE, in consideration of the premises, this amended and restated Plan provides as follows:

ARTICLE 1
Definition of Terms

The following words and terms as used herein shall have the meaning set forth below, unless a different meaning is clearly required by the context:

1.1           Accrued Benefit.  That benefit determined under the provisions of paragraph 4.1 to which a Participant is entitled.

1.2           Act.  The Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

1.3           Active Participant. A Participant who (i) is an Eligible Employee or (ii) Retired on Disability Retirement, is still Disabled and is not receiving benefit payments from the Plan.

1.4           Actuarial Equivalent or Actuarial Value.  An amount or benefit of equivalent value to another benefit or amount, based on the form(s) (which term is intended to include the time(s)) of payment involved and based on such interest factor(s) and mortality table(s) as the Committee determines for such purpose from time to time or, if the Committee does not specify an interest factor or mortality table, based on interest at an assumed rate of six percent (6%), compounded annually, and the 1984 Unisex Pension Table.

1.5           Administrator.  The Plan Administrator provided for in ARTICLE X hereof.

1.6           Affiliate.  Any corporation or business organization that is under common control with the Corporation (as described in Section 414(b) and (c) of the Code, except as provided pursuant to guidance issued under Section 409A(d)(6) of the Code).

1.7           Annuity Starting Date. The first day of the first period for which a benefit is paid as an annuity or in any other form (as opposed to the actual date of payment).  Notwithstanding the foregoing, the Annuity Starting Date shall not be considered delayed because actual benefit payment is delayed for reasonable administrative reasons as long as all benefits due are actually made.  Further, the Administrator may consider the Annuity Starting Date delayed for notice, election and consent purposes but not for payment purposes (which means that payment may be made retroactively to the Annuity Starting Date once the notice, election and consent requirements are satisfied).

1.8           Average Compensation. The average of an Employee’s Compensation for the five (5) consecutive Plan Years (or all consecutive Plan Years if there are not five (5)) during which he had Compensation and was credited with a year of Benefit Service and which produce the highest average, computed as of the end of any Plan Year during the ten (10) Plan Years immediately preceding the date as of which his Accrued Benefit or Death Benefit is being determined.  If a Participant does not have a Plan Year for which he is credited with a full year of Benefit Service, his Average Compensation shall be his annual rate of Compensation at the date he last is an Eligible Employee.

1.9           Beneficiary.  The person or persons designated by a Participant or otherwise entitled pursuant to paragraph 7.4 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

1.10         Benefit Service. Continuous Service credited during or before the Participant last was an Eligible Employee.  The Board may, however, grant deemed service credit for any Participant for one or more Benefit Service purposes on such basis as it considers advisable.

1.11         Board. The present and any succeeding Board of Directors of the Corporation, unless such term is used with respect to a particular Employer and its Employees, in which event it shall mean the present and any succeeding Board of Directors of that Employer. Any Compensation Committee or other committee of the Board may act on the Board’s behalf in any matter pertaining to the Plan where such committee is duly empowered to do so.

1.12         Change in Control.  The occurrence of either of the following:

(i)             Any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding any group of which the Participant in question is a member), becomes the owner or beneficial owner of securities of the Corporation or its subsidiary The Fauquier Bank, a Virginia banking corporation (the “Bank”), having 20% or more of the combined voting power of the then outstanding Corporation or Bank securities that may be cast for the election of the Corporation or Bank directors other than a result of an issuance of securities initiated by the Corporation or Bank, as long as the majority of the Board of the Corporation approving the purchases is a majority at the time the purchases are made, or

(ii)           As the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Corporation or Bank before such events cease to constitute a majority of the Corporation’s or Bank’s Board, or any successor’s board, within two years of the last of such transactions.

1.13         Code.  The Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

1.14         Continuous Service.  The uninterrupted service as an Employee of the Employer (but not of any Affiliate which is not a participating Employer), including such time as the Employee may be absent on leave of absence granted by the Employer.  The following rules shall apply in determining Continuous Service:

(i)            A temporary absence from work of less than thirty (30) days without a leave of absence granted by the Employer shall not be considered a break in continuous employment for this purpose, but any greater period of such unauthorized absence shall be considered a break in employment;

(ii)           Continuous Service shall be measured in years and months completed;

(iii)           For purposes hereof a “leave of absence” shall mean a paid or unpaid absence authorized by the Employer without loss of employment status or rights, including but not limited to, absence on account of injury, illness, Disability in the case of a Participant who Retires on Disability Retirement, vacation or service in the Armed Forces of the United States provided in the case of service in the Armed Forces of the United States the Employee returns to the employment of the Employer within the period during which his re-employment rights as a veteran are protected by law; and

(iv)           Notwithstanding the foregoing, an Employee’s Continuous Service prior to the time he last commenced Continuous Service shall be disregarded for all purposes under the Plan unless otherwise determined by the Board.

1.15         Committee.  The Administrative Committee provided for in ARTICLE X hereof.

1.16         Compensation.  An Employee’s total base salary and wages (including guaranteed commissions), and also includes incentive pay received by or made available to him in cash or by cash substitution from equity stock at the employee’s request.  Compensation shall be determined for each Employee prior to any withholding or deductions and prior to any reduction for employee elective contributions to a cafeteria or flexible benefits plan described in Section 125 of the Code, a program to provide a qualified transportation fringe benefit described in Section 132(f) of the Code or a qualified cash or deferred arrangement described in Section 401(k) of the Code.  Compensation shall exclude such items of compensation as expense reimbursement and allowances, amounts contributed for the Employee pursuant to and benefits under the Plan or any other employee benefit plan or program of the Employer, or any other similar fringe benefit or extraordinary remuneration. For purposes of determining the Accrued Benefit or Death Benefit of a Participant who retires on Disability Retirement, such Participant shall be deemed to have received Compensation at his most recent actual or equivalent hourly rate in effect prior to his becoming Disabled during periods for which he is considered to be Disabled.

1.17         Death Benefit.  That benefit determined under the provisions of paragraph 7.3 to which a Participant’s Beneficiary is entitled.

1.18         Defined Contribution Plan.  The Virginia Bankers Association Master Defined Contribution Plan for The Fauquier Bank, a defined contribution pension plan maintained by The Fauquier Bank, or any transferee or successor defined contribution plan thereto.

1.19         Defined Benefit Plan.  The Virginia Bankers Association Master Defined Benefit Pension Plan for The Fauquier Bank, a defined benefit pension plan maintained by The Fauquier Bank, or any transferee or successor pension plan thereto.  The Defined Benefit Plan was terminated effective December 31, 2009.

1.20         Disability or Disabled.  That disability or state of being disabled described in paragraph 5.4.

1.21         Effective Date.

(i)             The Effective Date of the amended and restated Plan is October 21, 2010.  The original Effective Date was January 1, 2005.

(ii)            With respect to any employer becoming an Affiliate as of a date after the Effective Date of the Plan, the Effective Date of the Plan as to such Employer is the date such employer becomes an Affiliate (unless or to the extent otherwise specified by resolution of the Board or in a merger or acquisition agreement or plan approved by the Board or in any applicable asset transfer, plan merger or consolidation or adoption agreement).

The Administrator shall maintain a list of the Effective Dates of participation of all Employers participating in the Plan.

1.22         Eligible Employee.  An Employee who is employed by the Employer and who is designated by the Board as all Eligible Employees (either by name or position) for the purpose of determining Participants in the Plan.  Unless otherwise determined by the Board, a person who is designated as an Eligible Employee shall be deemed to be an Eligible Employee for purposes of determining his Benefit Service and Vesting Service since his last date of hire as an Employee.  The Board may, however, designate that a person shall be considered to be an Eligible Employee for purposes of determining his Benefit Service and/or Vesting Service since a date which is before or after his last date of hire as an Employee. If a person is designated as an Eligible Employee, the Board may terminate such designation prospectively at any time.

1.23         Employee.  Any person who is or shall be regularly employed by the Employer on a permanent full-time basis (including an officer, but not including a director who is not an officer or who is not so employed), but in any event excluding any person who is or shall be employed for a definite temporary period or purpose. A full-time employee for the purpose of this Plan is one who is employed for more than thirty (30) hours per week and more than five (5) months per year.

1.24         Employer.

(a)           The Corporation and each Affiliate (but only while the entity is an Affiliate unless or to the extent otherwise specified by resolution of the Board or in a merger or acquisition agreement or plan approved by the Board or in any applicable asset transfer, plan merger or consolidation or adoption agreement), collectively unless the context otherwise indicates; and with respect to any Employee, any one or more of such Employers by which he is at any time employed (unless or to the extent otherwise specified by resolution of the Board or in a merger or acquisition agreement or plan approved by the Board or in any applicable asset transfer, plan merger or consolidation or adoption agreement).

(b)           For purposes of determining Compensation and Continuous Service with any business entity, or predecessor thereto, which is merged into an Employer, or a predecessor thereto, or all or substantially all the assets or the operating assets are acquired by an Employer, or a predecessor thereto, compensation from and service with such business entity and predecessor thereto shall be treated as compensation from and service with an Employer to the extent provided by resolution of the Board or in any corporate or plan merger, consolidation or asset transfer agreement or any adoption agreement approved by the Board.

1.25         Inactive Participant.  A Participant who is not an Active Participant.

1.26         Normal Retirement Age.  The later of:

(i)             The age of sixty-five (65), or

(ii)            If the Participant last became an Employee on or after his attainment of the age of sixty (60), the first day of the calendar month of the fifth anniversary of the Participant’s last becoming an Employee.

1.27         Participant.  An Eligible Employee selected to participate in the Plan for so long as he is considered a Participant as provided in ARTICLE II hereof.  Participants are either Active Participants or Inactive Participants depending on their status.

1.28         Plan.  The Plan as contained herein or duly amended which shall be known as the “Fauquier Bankshares, Inc. Supplemental Executive Retirement Plan”.

1.29         Plan Year.  A year commencing upon the first day of January of each year.

1.30         Rabbi Trust.  A trust fund described in Paragraph 3.4 that may be established or maintained for the Plan.

1.31         Retirement or Retired.  The retirement from the employment of the Employer or the state of being retired described in ARTICLE V.

1.32         Vesting Service.  Continuous Service credited during or before the Participant last was an Eligible Employee.  The Board may, however, grant deemed service credit for any Participant for one or more Vesting Service purposes on such basis as it considers advisable.

ARTICLE II
Eligibility and Participation

2.1           Eligibility and Participation.  All eligible employees will automatically be participants in the Plan.  An eligible employee is any individual who is a member of a select management group of the Employer who makes elective contributions to the Bank’s 401(k) plan at a level sufficient to receive the full employer matching contribution, and who is designated by the Board as a Plan participant.

2.2           Length of Participation.  Any Employee who becomes a Participant shall remain a Participant for so long as he or his Beneficiary is entitled to future benefits under the terms of the Plan.

ARTICLE III
Funding

3.1           Plan Is Unfunded.  The Employer’s obligation to pay benefits under the Plan is unfunded and all benefit payments under the Plan shall be made from the general assets by the Employer. Each Participant, his Beneficiary and any other person having or claiming a right to payment hereunder or to any interest under this Plan shall rely solely on the unsecured promise of the Employer to make payments due hereunder. Each Participant, his Beneficiary, and any other person having or claiming a right to payments under the Plan shall have the right to enforce such claim against the Employer in the same manner as an unsecured creditor of the Employer. Nothing contained in the Plan shall be deemed to create a trust of any kind.

3.2           Plan Costs and Expenses.  All costs of benefits under and expenses of the Plan, including reasonable legal, accounting, and other fees and expenses incurred in the establishment, amendment, administration and termination of the Plan and the compensation of the fiduciaries of the Plan to the extent provided under the Plan, shall be paid by the Employer in such manner and proportions as the Corporation shall determine.

3.3           No Interest or Right Other than Plan Benefit.  Nothing contained herein shall be deemed to give any Participant or Beneficiary any interest in any specific part of the assets of the Employer or any legal or equitable rights other than his right to receive benefits in accordance with the provisions of the Plan.

3.4           Use of Rabbi Trust Permitted.

(a)            Notwithstanding any provision herein to the contrary, the Corporation may, in its sole discretion, elect to establish, and cause each Participating Employer to fund, a Rabbi Trust for the purpose of providing benefits under the Plan.  Any Rabbi Trust shall not contain provisions which allow its assets to be located outside of the United States in violation of Section 409A(b)(1) of the Code or which provide that its assets will be restricted to the provision of Plan benefits in connection with a change in the Employer’s financial health or which otherwise makes its assets so restricted as described in Section 409A(b)(2)(A) or (B) of the Code.

(b)            The Employers acknowledge that any Rabbi Trust, if established, will be established by the Corporation for the benefit of all participating Employers (unless the trust agreement otherwise provides), that being a participating Employer in the Plan automatically makes the Employer an Employer for purposes of any Rabbi Trust (unless the trust agreement otherwise provides), that any trust agreement may be amended by appropriate action of the Corporation (without any action required by the other participating Employers), and that no Participant shall have any interest (whether equitable, legal or otherwise) in the assets held pursuant to any Rabbi Trust.

(c)            The undertaking to pay benefits hereunder shall be an unfunded obligation payable solely from the general assets of the Employer and, subject to the claims of the Employer’s creditors, from each Employer’s portion of any Rabbi Trust.

ARTICLE IV
Determination of Accrued Benefit

4.1           Accrued Benefit.

(a)            The Accrued Benefit of a Participant shall be an amount, expressed in the form of a term certain annuity with no life contingencies payable monthly for one hundred eighty (180) months, commencing upon his Normal Retirement Date or as otherwise provided in this paragraph, and equal to the amount determined under the Benefit Formula, calculated as follows:

(i)            A Participant who retires on his Normal Retirement Date shall be entitled to his Accrued Benefit calculated to his Normal Retirement Date.

(ii)            A Participant whose employment with the Employer terminates after his Normal Retirement Date due to Retirement shall be entitled to an Accrued Benefit commencing on his Delayed Retirement Date and equal to his Accrued Benefit calculated to his Delayed Retirement Date.

(iii)           A Participant who retires on his Early Retirement Date shall be entitled to his Accrued Benefit calculated to his Normal Retirement Date based on Average Compensation and applicable offsets determined as of his Early Retirement Date, and then credited pro-rata by the Service Fraction, as defined in subparagraph 4.1(b)(v).

(iv)           A Participant who retires on his Disability Retirement Date shall be entitled to his Accrued Benefit calculated to the earlier of:

(A)           The date as of which his Accrued Benefit commences to be paid,

(B)           The date he ceases to be Disabled, unless he returns to the employment of the Employer within thirty (30) days after he ceases to be Disabled, in which case his Accrued Benefit shall be determined under the other applicable clause of this paragraph at his subsequent termination of employment with the Employer, or

(C)           His Normal Retirement Date.

(v)           The Accrued Benefit of each other Participant shall be calculated on the basis of his Average Compensation and, where applicable, Benefit Service as of the date on which he ceases to be an Eligible Employee.

(b)           For purposes hereof, the following terms have the following meanings:

(i)           “Benefit Formula” is one-twelfth (1/12) of the product obtained by multiplying the Participant’s Service Fraction by the excess of (A) over (B) below:

(A)           The product obtained by multiplying (I) seventy percent (70%), reduced by seven percent (7%) for each of his projected years and months of Benefit Service to his Normal Retirement Date less than ten (10) (or if he has reached his Normal Retirement Date, reduced by seven percent (7%) for each of his actual years and months of Benefit Service less than ten (10)), and (II) the Participant’s Average Compensation, over

(B)           The sum of the following amounts:

(I)	The Participant’s Defined Benefit Accrued Benefit,
(II)	The Participant’s Defined Contribution Offset Amount, and
(III)	The Participant’s Primary Social Security Benefit.

(ii)           A Participant’s “Defined Benefit Accrued Benefit” means the accrued benefit payable annually as a life annuity commencing at age 65 (whether or not payments have actually begun) under the Defined Benefit Plan as of December 31, 2009, the date the Defined Benefit Plan was terminated, regardless of the form of payment selected by the Participant or the date of distribution of the Defined Benefit Plan’s assets pursuant to the termination.

(iii)           A Participant’s “Defined Contribution Offset Amount” means the annual amount payable for the Participant’s lifetime, commencing on the Participant’s Normal Retirement Date (or if his employment with the Employer terminates after his Normal Retirement Date, commencing on the first day of the calendar month coinciding with or next following his cessation of employment) on account of the Participant’s “deemed balance” in the Defined Contribution Plan held in his “Employer Account” (which is intended to exclude any balance attributable to the Participant’s after-tax, before-tax or rollover contributions). The Defined Contribution Offset Amount shall be calculated assuming the following:

(A)          The “deemed balance” consists of:

(I)
The Participant’s balance, if any, in his Employer Account as of December 31, 2004 (calculated to include any Employer contributions allocated as of a date on or before December 31, 2004 but not actually contributed to the Defined Contribution Plan until after December 31, 2004);

(II)
The amount of any Employee basic contribution plus any Employer contributions allocated or deemed allocated as provided in clause (iii)(B) of this subparagraph to the Defined Contribution Plan as of a date after December 31, 2004 (with such contributions being considered held in the Defined Contribution Plan from the last day of the plan year for which contributed or deemed considered contributed as provided in clause (iii)(B) of this subparagraph even if contributed before or after such last day);

(III)
If the determination is made prior to the Participant’s Normal Retirement Date, the amount of any Employer basic contribution plus any Employer contributions that would be credited or deemed credited as provided in clause (iii)(B) of this subparagraph annually through his Normal Retirement Date in the same amount as for the Participant’s last full year of participation in the Defined Contribution Plan (with such contributions being considered held in the Defined Contribution Plan from the last day of the plan year for which deemed contributed); and

(IV)
An assumed increase in the amounts provided for in (I), (II) and (III) above at the DCP Interest Rate compounded annually until the Participant would reach his Normal Retirement Date (or if his employment with the Employer terminates after his Normal Retirement Date, through the last day of the calendar month coinciding with or next following his cessation of employment).

(B)           Where any Employer contributions referred to in clause (A) above are matching contributions, it will be assumed that the Participant received the maximum matching contribution available under the Defined Contribution Plan (sometimes referred as deemed contributions, allocations or credits) based on his compensation for the plan year and determined without regard to any suspension from participation and regardless of his actual employee contributions.

(C)           The Participant’s “deemed balance” is converted to the annual amount of Defined Contribution Offset Amount payable as a life annuity at age 65 by dividing it by an actuarial adjustment factor derived from the factors used to determined Actuarial Equivalents.

(D)           The “DCP Interest Rate” is seven percent (7%), compounded annually, provided that the Committee may determine a different interest rate or rates for this purpose at any time or from time to time on a prospective basis.

(iv)           A Participant’s “Primary Social Security Benefit” means the annual income to which the Participant is entitled at his Normal Retirement Date under the provisions of the Federal Social Security Act as in effect on the first day of the calendar year in which he reaches his Normal Retirement Date.  If a Participant does not qualify for, or loses, Social Security benefits to which he is entitled under the Federal Social Security Act because of failure to make application therefor, or entering into covered employment, such Social Security benefits shall nevertheless be considered, for purposes of the Plan, as being received by such Participant.

(A)           The Primary Social Security Benefit with respect to any Participant shall be established by the Administrator on the basis of such evidence as may be available and reasonable assumptions based thereon. In case of a Participant’s retirement or severance of employment before his Normal Retirement Date, the Primary Social Security Benefit to which he would be entitled at his Normal Retirement Date shall be computed assuming (I) that there will be no change in the Federal Social Security Act between the time of the Participant’s retirement or severance of employment and his attainment of his Normal Retirement Date and (II) that he will continue to receive Compensation at the same rate as at his retirement or severance of employment until age sixty-five (65), which Compensation would be considered as wages for purposes of the Federal Social Security Act.

(B)           In determining a Participant’s Primary Social Security Benefit, the Participant’s estimated compensation, as determined by the Administrator, may be used for all years before retirement or separation from the service of the Employer or alternatively for all years before employment by the Employer. For purposes hereof, a Participant’s “estimated compensation” shall be determined by applying a salary scale, projected backwards, to his annual rate of Compensation at separation or retirement or alternatively at date of hire by the Employer. The salary scale shall be the actual change in the average wages from year to year as determined by the Social Security Administration.

(v)           A Participant’s “Service Fraction” is determined as follows.

(A)           Where the determination is made as of a date before his Normal Retirement Date, a fraction (not to exceed one) determined at the end of the most recent month (which may be the current month) in which he is credited with a month of Benefit Service, the numerator of which is his years and months of Benefit Service as of the time such determination is made, and the denominator of which is the number of years and months of Benefit Service (including those in the numerator) with which he would be credited if he remains an Eligible Employee accumulating one month of Benefit Service during each month from such time until his Normal Retirement Date, or

(B)           Where the determination is made as of a date on or after his Normal Retirement Date, one (1).

(C)           Notwithstanding subparagraph (v)(A) above, in the case where a Participant retires at the request of the Bank with at least ten (10) years of Benefit Service, the Service Fraction will be one (1).

(D)           Notwithstanding any of the foregoing provisions of this subparagraph 4.1(b)(v), if a Change in Control occurs while the Participant is an Active Participant, his Service Fraction shall be deemed to be one (1).

4.2           No Duplication of Benefits.  Notwithstanding any other provision of the Plan, the total Accrued Benefit (including any Death Benefit derived from a calculation of the Accrued Benefit) which may be earned by any Participant shall not exceed his maximum Accrued Benefit (or Death Benefit) under the Plan, calculated without regard to any prior distributions of his Accrued Benefit, and then reduced by the actuarial value of any prior distributions on such basis as the Administrator shall determine or otherwise on the basis of the benefit payment actuarial factors of the Defined Benefit Plan.

ARTICLE V
Retirement Dates

5.1           Normal Retirement Date.  The Normal Retirement Date of a Participant shall be the first day of the calendar month coinciding with or next following the date on which the Participant attains his Normal Retirement Age.  A Participant who is an Employee and who is entitled to a non-forfeitable Accrued Benefit may retire from the employment of the Employer on his Normal Retirement Date for purposes of the Plan. A Participant who so retires shall be considered “Retired” on Normal Retirement for purposes of this Plan.

5.2           Delayed Retirement Date.  If a Participant continues to be an Employee after his Normal Retirement Date and if he is entitled to a non-forfeitable Accrued Benefit, he may retire from the employment of the Employer at any time for purposes of the Plan and his Delayed Retirement Date shall be the first day of the calendar month coinciding with or next following his separation from service.  A Participant who so retires shall be considered “Retired” on Delayed Retirement for purposes of this Plan.

5.3           Early Retirement Date.  A Participant who has attained the age of sixty (60) years or more while an Eligible Employee and has completed at least ten (10) years of Vesting Service may retire from the employment of the Employer and shall be considered “Retired” on Early Retirement for purposes of this Plan. Such Participant’s Early Retirement Date for purposes of this Plan shall be the date of such retirement.

5.4           Disability Retirement Date.  A Participant who retires from the employment of the Employer on disability retirement under the Defined Benefit Plan as an Eligible Employee shall be considered “Retired” on Disability Retirement for purposes of this Plan and shall further be considered to be “Disabled” or to be suffering a “Disability” for purposes of this Plan for the period or periods he is considered “disabled” or to suffer a “disability” for purposes of the Defined Benefit Plan.  Such Participant’s Disability Retirement Date shall be the date of such retirement under the Defined Benefit Plan prior to December 31, 2009.  After December 31, 2009, a Participant’s Disability Retirement Date shall be any date the Participant could have retired under the disability provisions of the Defined Benefit Plan had such Plan remained in effect and not terminated.

ARTICLE VI
Vesting and Forfeiture of Benefits

6.1           General Vesting and Forfeiture Rules.

(a)           The Accrued Benefit and Death Benefit of a Participant shall be fully vested and non-forfeitable upon the first to occur of the following while an Active Participant:

(i)           Satisfaction of the age and service requirements for Early Retirement under the Plan;

(ii)            Attainment of his Normal Retirement Age;

(iii)           Satisfaction of all requirements for Disability Retirement under the Plan;

(iv)           Death; or

(v)           Voluntary termination of employment with the consent of the Board so long as such consent expressly provides for such vesting.

(b)           If a Participant ceases to be an Active Participant or dies under any circumstances not described in subparagraph 6.1(a), his Accrued Benefit and Death Benefit shall be forfeited.

6.2           Forfeiture in Other Cases.

(a)           Notwithstanding the provisions of paragraph 6.1, a Participant shall forfeit his entitlement to his Accrued Benefit and his Death Benefit, and the Board may order payments already being made to be discontinued upon, and in its discretion may require repayment of benefits paid in the event the Participant’s employment is terminated by the Employer for Cause.

(i)             The Participant’s termination of employment with the Employer and all Affiliates for Cause, as defined in subparagraph 6.2(b);

(ii)            The Participant’s entering into Competition (as defined in subparagraph 6.2(b)(ii)) with the Employer or any Affiliate without the prior written consent of the Board after Retirement or other termination of employment; or

(iii)           The Participant’s Unauthorized Disclosure of Confidential Information, as defined in subparagraph 6.2(b) of the Employer or any Affiliate without the prior written consent of the Board after Retirement or other termination of employment.

The Board may at its option reinstate payment of future benefits if a Participant ceases to engage in Competition with the Employer and its Affiliates.

(b)           For purposes hereof:

(i)           “Cause” means:

(A)           Continual or deliberate neglect by the Participant in the performance of his material duties and responsibilities as an Employee as established from time to time pursuant, or the Participant’s willful failure to follow reasonable instructions or policies of the Employer after being advised in writing of such failure and being given a reasonable opportunity and period to remedy such failure;

(B)           Conviction of, indictment for (or its procedural equivalent), entering of a guilty plea or plea of no contest with respect to a felony, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment, or the commission of an act of embezzlement or fraud against the Employer or any Affiliate;

(C)           Any breach by the Participant of a material term of his employment agreement (if any), or violation in any material respect of any code or standard of behavior generally applicable to officers of the Employer and its Affiliates, after being advised in writing of such breach or violation and being given a reasonable opportunity and period to remedy such breach or violation;

(D)           Dishonesty of the Participant with respect to the Employer or any Affiliate, or breach of a fiduciary duty owed to the Employer or any Affiliate; or

(E)           The willful engaging by the Participant in conduct that is reasonably likely to result, in the good faith judgment of a majority of the outside members of the Board of the Corporation, in material injury to the Employer or any Affiliate, monetarily or otherwise.

For purposes hereof, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interest of the Employer and its Affiliates; provided that any act or omission to act on the Participant’s behalf in reliance upon an opinion of counsel to the Employer or any Affiliate or counsel to the Participant shall not be deemed to be willful.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a certification by a majority of the outside members of the Board of the Corporation finding that, in the good faith opinion of such majority, the Participant was guilty of conduct which is deemed to be Cause within the meaning hereof and specifying the particulars thereof in detail, after reasonable notice to the Participant and an opportunity for him, together with his counsel, to be heard before such majority.

(ii)           “Competition” means the Participant’s engaging without the written consent of the Board of the Corporation or a person authorized thereby, in an activity as an officer, a director, an employee, a partner, a more than one percent shareholder or other owner, an agent, a consultant, or in any other individual or representative capacity within fifty (50) miles of the Corporation’s headquarters or any branch office of the Employer or any Affiliate (unless the Participant’s duties, responsibilities and activities, including supervisory activities, for or on behalf of such activity, are not related in any way to such competitive activity) if it involves:

(A)           Engaging in or entering into the business of banking, lending or any other business activity in which the Employer or any Affiliates is actively engaged at the time the Participant’s employment ceases, or

(B)           Soliciting or contacting, either directly or indirectly, any of the customers or clients of the Employer or any Affiliate for the purpose of competing with the products or services provided by the Employer or any Affiliate, or

(C)           Employing or soliciting for employment any employees of the Employer or any Affiliate for the purpose of competing with the Employer or any Affiliate.

In the event any of the restrictions against engaging in a competitive activity contained in this subparagraph shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(iii)           “Unauthorized Disclosure of Confidential Information” means the disclosure by the Participant without the written consent of the Board of the Corporation or a person authorized thereby, to any person other than as required by law or court order, or other than to an authorized employee of the Employer or an Affiliate, or to a person to whom disclosure is necessary or appropriate in connection with the performance by the Participant of his duties as an employee or director of the Employer or an Affiliate (including, but not limited to, disclosure to the Employer’s or an Affiliate’s outside counsel, accountants or bankers of financial data properly requested by such persons and approved by an authorized officer of the Corporation), any non-public, proprietary and confidential information of the Employer or any Affiliate.  Confidential information may include, but is not limited to, trade secrets, customer lists and information, internal corporate planning, methods of marketing and operation, and other data or information of or concerning the Employer and its Affiliates or any of their customers that is not generally known to the public.

6.3           No Reduction in Certain Vested Accrued Benefits by Reason of Re-Employment.  Notwithstanding any provisions hereof to the contrary, in the case of a Participant who has a non-forfeitable interest in his Accrued Benefit and who separates from the service of the Employer whether by Retirement, Disability or other termination, the dollar amount of his non-forfeitable interest in his Accrued Benefit immediately prior to his reemployment shall not be reduced by reason of his reemployment.

6.4            Vesting upon Change in Control.  Notwithstanding the foregoing provisions of this ARTICLE VI, upon a Change in Control, the Accrued Benefit and Death Benefit of each of the following Participants shall be fully vested and non-forfeitable without the requirement of further service under paragraph 6.1 and without forfeiture pursuant to clause (ii) of subparagraph 6.2(b) as a result of his Competition after the Change in Control. Participants to whom this paragraph applies are each Participant who at the Change in Control:

(i)             Is then an Active Participant, and

(ii)           Has not then otherwise forfeited his Accrued Benefit and Death Benefit.

ARTICLE VII
Death Benefits

7.1           Death after Annuity Starting Date.  If a Participant dies after his Annuity Starting Date, the only benefits payable under the Plan after his death shall be those, if any, provided under the form of payment of his Accrued Benefit being made to him at his death, and no Death Benefit shall be paid with respect to him,

7.2           Death before Annuity Starting Date.  If a Participant dies before his Annuity Starting Date, no benefit shall be paid under the Plan except any Death Benefit which may be provided under this ARTICLE VII, and no Accrued Benefit shall be paid to or with respect to him.

7.3           Death Benefit.

(a)            In the event that a Participant dies before his Annuity Starting Date at a time when he has a non-forfeitable interest in his Accrued Benefit and provided that the Participant’s death does not occur as a result of suicide within two (2) years of his becoming a Participant, then the Beneficiary of such Participant shall be entitled to receive as a death benefit under the Plan (referred to as the “Death Benefit”) a term certain annuity with no life contingencies payable monthly on the first day of each calendar month for one hundred eighty (180) months in an amount equal to the Participant’s non-forfeitable interest in his Accrued Benefit and commencing on his Normal Retirement Date (or if his death occurs after his Normal Retirement Date, on the first day of the month coinciding with or next following the date of his death), determined as follows:

(i)             If he dies while an Active Participant, such benefit shall be calculated based on:

(A)           Where he has not yet reached his Normal Retirement Date, the assumptions that his aggregate years of Benefit Service are that number he would have at his Normal Retirement Date assuming he had remained employed by the Employer in the same capacity as at his date of death or, if he Retired on Disability Retirement, at the date of his Disability from such date to his Normal Retirement Date, and that he continued to receive Compensation to his Normal Retirement Date at his most recent actual or equivalent hourly rate in effect at the date of his death, or

(B)           Where he dies after his Normal Retirement Date, his Average Compensation and actual aggregate years of Benefit Service at the date of his death, or

(ii)           if he dies when not an Active Participant, such benefit shall be calculated based on his non-forfeitable Accrued Benefit when he ceased to be an Active Participant and shall be payable commencing on his Normal Retirement Date.

(b)           The Death Benefit of a Participant shall be fully vested and non-forfeitable as provided in ARTICLE VI.  Death Benefits which are not non-forfeitable shall be forfeited as provided in ARTICLE VI.

(c)           The non-forfeitable Death Benefit of a Participant shall be payable to the Participant’s Beneficiary commencing with the month immediately following the month in which the Participant died.

7.4           Beneficiary Designation.

(a)           Each Participant shall have the right to notify the Administrator in writing of any elections which he is entitled to make under the provisions of the Plan and of any designation of a Beneficiary to receive, if alive, benefits under the Plan, in the event of his death.  Such designation may be changed from time to time by notice in writing to the Administrator.

(b)           If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or cannot be located by the Administrator within one year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then the Participant’s surviving spouse, or if none, then his descendants, per stirpes, or if none, then the executor or the administrator of his estate shall be deemed to be his Beneficiary.

(c)           Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary.  If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary. If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan. Any Beneficiary, including the Participant’s spouse, shall be entitled to disclaim any benefit otherwise payable to him under the Plan.

(d)           The determination of the marital status of a Participant shall be made pursuant to applicable local law; provided, however, that a person of the same sex as the Participant shall in no event be considered to be the spouse of the Participant for any purpose under or relating to the Plan.

ARTICLE VIII
Payment of Benefits

8.1           Time of Payment.

(a)            Subject to the limitations and qualifications of ARTICLE VI, the non-forfeitable Accrued Benefit of a Participant shall become payable to the Participant or, if deceased, the non-forfeitable Death Benefit payable with respect to a Participant shall become payable to his Beneficiary, at the following applicable time:

(i)             In the case of the Participant’s non-forfeitable Accrued Benefit, the earlier of:

(A)           The Participant’s Early, Normal, Disability or Delayed Retirement Date on which he retires under the Plan, or

(B)           The Participant’s Normal Retirement Date if he is not then an Employee.

(ii)            In the case of the Death Benefit, the first day of the calendar month following the date on which the Participant dies.

(b)           Notwithstanding the foregoing provisions of this paragraph, payment may be delayed for a reasonable period in the event the recipient cannot be located or is not competent to receive the benefit payment, there is a dispute as to the proper recipient of such benefit payment, or additional time is needed to calculate the Accrued Benefit or Death Benefit.

(c)            Notwithstanding the foregoing, no benefit payment shall commence to the Participant until the occurrence of a separation from service as described in Section 409A(a)(2)(A)(i) of the Code; (ii) disability as defined in Section 409A(a)(2)(C) of the Code; (iii) death; or (v) a change in the ownership of the corporation, or in the ownership of a substantial portion of the corporation as provided in Section 409A(2)(A)(v) of the Code.  Notwithstanding the foregoing, any payment to a Participant who is key employee (as determined for purposes of Section 409A(a)(2)(B)(i) of the Code) of a corporation which is publicly traded on an established securities exchange or otherwise on account of separation from service (all as determined for purposes of Section 409A(a)(2)(B)(i) of the Code) shall not commence before the date which is six (6) months after the date of his separation from service (or, if earlier, his death).  If payment commencement is deferred due to the conditions of the preceding sentence, the first payment shall include any monthly payments which would have been paid prior thereto but for the payment deferral.

8.2           Form and Amount of Accrued Benefit Payment.  Subject to the limitations and qualifications of ARTICLE VI, non-forfeitable Accrued Benefit payments to a Participant shall be paid in the form of a term certain annuity with no life contingencies for one hundred eighty (180) months payable on the first day of each calendar month and commencing as provided in paragraph 8.1, with any portion of the unpaid one hundred eighty (180) monthly payments at the Participant’s death payable as a continuing term certain annuity to his Beneficiary.

8.3            Form and Amount of Death Benefit Payment.

(a)           Subject to the limitations and qualifications of ARTICLE VI, the non-forfeitable Death Benefit with respect to a Participant shall be paid to his Beneficiary in the form of a term certain annuity with no life contingencies for one hundred eighty (180) months payable on the first day of each calendar month, commencing as provided in paragraph 8.1.

(b)           The amount of each monthly payment shall be the amount of the non-forfeitable Death Benefit with respect to the Participant, reduced where applicable pursuant to the following:

(i)             The amount of the Death Benefit payable with respect to the Participant shall be reduced in the event payment commences before the Participant’s Normal Retirement Date by five-tenths of one percent (.5%) for each month by which the benefit commencement date precedes his Normal Retirement Date.

(ii)            Notwithstanding the foregoing, there shall be no such reduction in the amount of the Beneficiary’s monthly payment if either:

(A)          The Participant retired on Early Retirement at the request of the Board so long as such consent expressly provides for no reduction in the amount of the Death Benefit payment due to commencement before the Participant’s Normal Retirement Date, or

(B)           The Participant’s voluntary termination of employment with the consent of the Board so long as such consent expressly provides for no reduction in the amount of the Death Benefit payment due to commencement before the Participant’s Normal Retirement Date.

8.4            Cashout of Benefit.  Notwithstanding any contrary provision of the Plan, if the Actuarial Value of a Participant’s non-forfeitable Accrued Benefit or Death Benefit does not exceed $25,000 (or any lesser amount permitted under Section 409A of the Code), the Committee may cause the Actuarial Value of such benefit to be cashed out in a lump sum payment at any time after the Participant’s cessation of employment with the Employer and its Affiliates or his death.

8.5            Suspension or Deferral of Benefits upon Re-Employment.  If a Participant is re-employed by the Employer, benefit payments to which such Participant is entitled under the Plan shall be suspended during the period of his re-employment if then in pay status or shall be deferred if not then in pay status until the end of the period of his re-employment by the Employer. Upon such Participant’s subsequent death, retirement, or other termination of employment with the Employer, such Participant’s non-forfeitable Accrued Benefit or Death Benefit, as the case may be, shall be redetermined (subject to appropriate adjustment for time of payment and to increase in the same for any additional benefits earned under the Plan) and shall be recommenced over the balance of the remaining term of payment in the event his benefit was in pay status or otherwise shall be paid in the form then applicable to the recipient. All such redetermined non-forfeitable Accrued Benefits and Death Benefits shall be reduced by the Actuarial Equivalent of any benefit payments previously made to the Participant.

8.6            Benefit Determination and Payment Procedure.  The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the forms or manner of payment to the Participant or the Participant’s Beneficiary, in the event of the death of a Participant.  The Administrator shall promptly notify the Corporation of each such determination that benefit payments are due or should cease to be made and provide to the Corporation all other information necessary to allow the Corporation to carry out said determination, whereupon the Corporation shall pay or cease to pay or cause to be paid or cause to cease to be paid, by one or more of the Employers such benefits in accordance with the Administrator’s determination.

8.7            Claims Procedure.

(a)            A Participant or Beneficiary (the “Claimant”) shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided or approved by the Administrator for such purpose.  The Administrator (or a claims fiduciary appointed by the Administrator) shall give such claim due consideration and shall either approve or deny it in whole or in part.  The following procedure shall apply:

(i)            The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

(ii)            If the claim is not a Disability Benefit Claim, within ninety (90) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address.  The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant’s claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within ninety (90) days after receipt of the claimant’s claim.

(iii)           If the claim is a Disability Benefit Claim, within forty-five (45) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address. The aforesaid forty-five (45) day response period may be extended to seventy-five (75) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to seventy-five (75) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within forty-five (45) days after receipt of the claimant’s claim. Thereafter, the aforesaid seventy-five (75) day response period may be extended to one hundred five (105) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to one hundred five (105) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within seventy-five (75) days after receipt of the claimant’s claim.  In the event of any such extension, the notice of extension shall specifically explain, to the extent applicable, the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide any specified information which is to be provided by the claimant.

(iv)          Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

(A)           Set forth a specific reason or reasons for the denial;

(B)           Make reference to the specific provisions of the Plan document or other relevant documents, records or information on which the denial is based;

(C)           Describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary;

(D)           Explain the Plan’s claim review procedures, including the time limits applicable to such procedures (which are generally contained in subparagraph 8.7(b)), and provide a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following an adverse determination on review of the claim denial;

(E)           In the case of a Disability Benefit Claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing; and

(F)           In the case of a Disability Benefit Claim, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing.

(b)           A Participant or Beneficiary whose claim filed pursuant to subparagraph 8.7(a) has been denied, in whole or in part, may, within sixty (60) days (or one hundred eighty (180) days in the case of a Disability Benefit Claim) following receipt of notice of such denial, make written application to the Administrator for a review of such claim, which application shall be filed with the Administrator. For purposes of such review, the following procedure shall apply:

(i)             The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

(ii)            The claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.

(iii)           The claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Administrator written comments, documents, records, and other information relating to such claim.

(iv)           The Administrator (or a claims fiduciary appointed by the Administrator) shall make a full and fair review of any denial of a claim for benefits, which shall include:

(A)          Taking into account all comments, documents, records, and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and

(B)           In the case of a Disability Benefit Claim:

(I)            Providing for a review that does not afford deference to the initial claim denial and that is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the claim denial that is the subject of the review nor the subordinate of such individual,

(II)           In making its decision on a review of any claim denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consulting with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment,

(III)          Providing to the claimant or his authorized representative, either upon request in writing and free of charge or automatically, the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial that is the subject of the review, without regard to whether the advice was relied upon in making the benefit determination, and

(IV)          Ensuring that the health care professional engaged for purposes of a consultation under clause (iv)(B)(1I) of this subparagraph shall be an individual who is neither an individual who was consulted in connection with the claim denial that is the subject of the review, nor the subordinate of any such individual.

(V)           If the claim is not a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant’s request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within sixty (60) days after the receipt of the claimant’s request for a review.

(VI)          If the claim is a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than forty-five (45) days after receipt by the Administrator of the claimant’s request for review, or ninety (90) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to ninety (90) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within forty-five (45) days after the receipt of the claimant’s request for a review.

(VII)         The decision on review shall be in writing, shall be delivered or mailed by the Administrator to the claimant or his duly authorized representative in the manner prescribed in subparagraph 8.7(a) for notices of approval or denial of claims, shall be written in a manner calculated to be understood by the claimant and shall in the case of an adverse determination:

(A)           Include the specific reason or reasons for the adverse determination;

(B)           Make reference to the specific provisions of the Plan on which the adverse determination is based;

(C)           Include a statement that the claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(D)           Include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Act following the adverse determination on review;

(E)           In the case of a Disability Benefit Claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing;

(F)           In the case of a Disability Benefit Claim, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing, and

(G)           In the case of a Disability Benefit Claim, provide the following statement (if applicable and appropriate): “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

The Administrator’s decision made in good faith shall be final.

(c)           The period of time within which a benefit determination initially or on review is required to be made shall begin at the time the claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as permitted pursuant to this paragraph due to the failure of a claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant or his duly authorized representative until the date on which the claimant or his duly authorized representative responds to the request for additional information.

(d)           For purposes of the Plan’s claims procedure:

(i)            A “Disability Benefit Claim” is a claim for a Plan benefit whose availability is conditioned on a determination of disability and where the Plan’s claim’s adjudicator must make a determination of disability in order to decide the claim. A claim is not a Disability Benefit Claim where the determination of disability is made by a party (other than the Plan’s claim’s adjudicator or other fiduciary) outside the Plan for purposes other than making a benefit determination under the Plan (such as a determination of disability by the Social Security Administration or under the Employer’s long term disability plan).

(ii)            A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, (C) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination, or (D) in the case of a Disability Benefit Claim, constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(e)           The Administrator may establish reasonable procedures for determining whether a person has been authorized to act on behalf of a claimant.

8.8           Payments to Minors and Incompetents.  If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator may designate for the benefit of such Participant or Beneficiary.  Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

8.9           Distribution of Benefit When Participant Cannot Be Located.  The Administrator shall make all reasonable attempts to determine the whereabouts of a Participant entitled to a benefit under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Employer’s or the Administrator’s records.  If the Administrator is unable to locate the Participant, or if there has been no claim made for such benefits, the Corporation shall continue to hold the benefit due such Participant, subject to a determination that it is reasonable to believe that the Participant is deceased, in which case the Participant’s Beneficiary shall be paid any benefits thereby due under the Plan.

8.10          Minimum Amount Paid Monthly.  Notwithstanding any other provisions of this ARTICLE VIII, monthly benefits equal to One Hundred Dollars (S100.00) or less need not be paid monthly, but may be accumulated and paid annually on the last day of each Plan Year.

8.11          Limitations on Benefits.

(i)             Excess Parachute Payments.  Notwithstanding the foregoing, in the event that the payments and benefits provided to the Participant, or for the Participant’s benefit, under the Plan or under any other plan or agreement which become payable or are taken into account as “parachute payments” within the meaning of Section 280G of the Code, as a result of a Change in Control or the Participant’s termination of employment relating thereto (the “Total Parachute Payments”) would result in the Participant’s being entitled to “excess parachute payments” as defined in Section 280G of the Code, the payments and benefits provided to the Participant, or for the Participant’s benefit, under the Plan shall be reduced (but not below zero) to the extent necessary so that no payment to be made, or benefit to be provided, to the Participant or for the Participant’s benefit under the Plan or any other plan or agreement would result in “excess parachute payments” as defined in Section 280G of the Code and there would consequently be no loss of an income tax deduction by the Employer or the imposition of an excise tax on the Participant under Section 4999 of the Code, provided, however that such reduction shall not apply unless the Participant’s Net After-tax Benefit if such reduction were made shall exceed the Participant’s Net After-tax Benefit if such reduction were not made by at least $25,000. In connection with the foregoing:

(A)           “Net After-tax Benefit” shall mean the sum of (1) the Total Parachute Payments which the Participant receives or is then entitled to receive, less (2) the amount of federal, state and local income and employment taxes payable by the Participant with respect to the Total Parachute Payments, less (3) the amount of excise taxes imposed with respect to the Total Parachute Payments by Section 4999 of the Code.

(B)           All determinations regarding such reduction shall be made by the registered public accounting firm under Section 102 of the Sarbanes-Oxley Act serving as auditors for the Corporation on the date of a Change in Control (or any other registered public accounting firm designated by the Corporation) and shall be based on the maximum applicable marginal tax rates for each year in which such payments and benefits shall be paid or provided to the Participant or for the Participant’s benefit (based upon the rate in effect for such year at the time of the first payment of the foregoing and, as appropriate as determined by such tax counsel, the taxable wage base for employment tax purposes). The determination made as to the reduction of benefits or payments required hereunder by such registered public accounting firm shall be binding, absent a determination by the Internal Revenue Service which is agreed to by both the Corporation and the Participant or a final decision by a court of competent jurisdiction over the tax issue in which case such determination or decision shall control.

(C)           The Participant shall have the right to designate within a reasonable period, which payments or benefits will be reduced: provided, however, that if no direction is received from the Participant, the Corporation shall implement the reductions in its discretion.

(ii)            Banking Payment Limitation.  Notwithstanding anything contained in the Plan or any other agreement or plan to the contrary, the payments and benefits provided to, or for the benefit of, the Participant under the Plan or under any other plan or agreement shall be reduced (but not below zero) to the extent necessary so that no payment to be made, or benefit to be provided, to the Participant or for his benefit under the Plan or any other plan or agreement shall be in violation of the golden parachute and indemnification payment limitations and prohibitions of 12 CFR Section 359.

ARTICLE IX
Fiduciaries

9.1            Named Fiduciaries and Duties and Responsibilities.  Authority to control and manage the operation and administration of the Plan shall be vested in the following, who, together with their membership, if any, shall be the Named Fiduciaries under the Plan with those powers, duties, and responsibilities specifically allocated to them by the Plan:

(a)            Corporation.  The Corporation in connection with its fiduciary obligations and rights under the Plan.

(b)            Plan Administrator.  The Plan Administrator named and serving as provided in ARTICLE X hereof.

(c)            Administrative Committee.  The Administrative Committee provided for in ARTICLE X hereof.

(d)            Board.  The Board in connection with its fiduciary obligations and rights under the Plan.

9.2           Limitation of Duties and Responsibilities Named Fiduciaries.  The duties and responsibilities, and any liability therefor, of the Named Fiduciaries provided for in paragraph 9.1 shall be severally limited to the duties and responsibilities specifically allocated to each such Named Fiduciary in accordance with the terms of the Plan, and there shall be no joint duty, responsibility, or liability among any such groups of Named Fiduciaries in the control and management of the operation and administration of the Plan.

9.3           Service by Named Fiduciaries in More than One Capacity.  Any person or group of persons may serve in more than one Named Fiduciary capacity with respect to the Plan.

9.4           Allocation or Delegation of Duties and Responsibilities by Named Fiduciaries.  By written agreement filed with the Administrator and the Corporation, any duties and responsibilities of any Named Fiduciary may be allocated among Named Fiduciaries or may, with the consent of the Corporation, be delegated to persons other than Named Fiduciaries. Any written agreement shall specifically set forth the duties and responsibilities so allocated or delegated, shall contain reasonable provisions for termination, and shall be executed by the parties thereto.

9.5           Assistance and Consultation.  A Named Fiduciary, and any delegate named pursuant to paragraph 9.4, may engage agents to assist in its duties and may consult with counsel, who may be counsel for the Employer, with respect to any matter affecting the Plan or its obligations and responsibilities hereunder, or with respect to any action or proceeding affecting the Plan.  All compensation and expenses of such agents and counsel shall be paid or reimbursed by the Employer.

9.6           Indemnification.  The Employer shall indemnify and hold harmless any individual who is a Named Fiduciary or a member of a Named Fiduciary under the Plan and any other individual to whom duties of a Named Fiduciary are delegated pursuant to paragraph 9.4, to the extent permitted by law, from and against any liability, loss, cost or expense arising from their good faith action or inaction in connection with their responsibilities under the Plan.

ARTICLE X
Plan Administration

10.1          Appointment of Plan Administrator.  The Board may appoint one or more persons to serve as the Plan Administrator (the “Administrator”) for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan, the Act and the Code. The person serving as Administrator shall serve for an indefinite term at the pleasure of the Board, and may, by thirty (30) days prior written notice to the Board, terminate such appointment.

10.2         Corporation as Plan Administrator.  In the event that no Administrator is appointed or in office pursuant to paragraph 10.1, the Corporation shall be the Administrator.

10.3         Duties and Responsibilities of Plan Administrator.  In addition to duties and responsibilities expressly provided elsewhere in the Plan, the Administrator shall have the following duties and responsibilities:

(a)           The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Act and the Code.

(b)           The Administrator shall maintain and retain necessary records respecting administration of the Plan and matters upon which disclosure is required under the Act and the Code.

(c)           The Administrator shall provide to Participants and Beneficiaries such notices and information as are required by the Plan, the Act and the Code.

(d)           Except as limited by paragraph 10.6, the Administrator shall make all determinations regarding eligibility for participation in and benefits under the Plan.

(e)           The Administrator shall exercise its power and authority in its discretion. It is intended that a court review of the Administrator’s exercise of its power and authority be made only on an arbitrary and capricious standard.

10.4         Availability to Plan Administrator of Records.  The Employer shall, at the request of the Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.

10.5         No Action by Plan Administrator with Respect to Own Benefit.  No Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual. Such action shall be taken by the remaining Administrator, if any, or otherwise by the Corporation.

10.6         Limitations on Plan Administrator’s Discretion.  Notwithstanding any grant of authority by the Plan, the Administrator shall exercise his discretionary authority granted under the Plan, including, but not limited to, benefit eligibility, benefit entitlement, payments and distributions, and adoption of procedures pertaining thereto, only as directed by the Committee, except in connection with the following matters:

(i)             Determination that a Participant is deceased;

(ii)            Initial review of claims; and

(iii)           Any other matter that the Committee authorizes the Administrator to determine.

10.7         Makeup of Administrative Committee.  The Administrative Committee (the “Committee”) shall consist of the membership, as from time to time serving, of the Compensation Committee (or any successor thereto) of the Board.

10.8         Power and Authority of Administrative Committee.  The Committee is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan, including the power to interpret the provisions of the Plan. For such purpose, the Committee shall have the power to adopt rules and regulations consistent with the terms of the Plan. The Committee shall exercise its power and authority in its discretion. It is intended that a court review of the Committee’s exercise of its power and authority be made only on an arbitrary and capricious standard.

10.9         No Action by Administrative Committee Member with Respect to Own Benefit.  No member of the Committee who is a Participant shall take any part in any action in connection with his participation as an individual.  Such action shall be taken by the remaining members of the Committee, if any, or otherwise by the Corporation.

10.10        Action by Administrative Committee by Majority Vote.  The action of the Committee in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon. They may meet informally or take any action without the necessity of meeting as a group.

10.11        Provision to Administrative Committee of Necessary Information.  The Employer and the Administrator shall supply full and timely information to the Committee of all matters relating to all Participants which the Committee may require for the effective discharge of its duties.

10.12        Limitation on Powers and Authority of Administrative Committee.  The Committee shall have no power in any way to modify, alter, add to or subtract from any provisions of the Plan.

ARTICLE XI
Amendment and Termination of Plan

11.1          Amendment and Termination.

(a)            The Plan may be amended or terminated in whole or in part at any time by action of the Board; provided, however, that neither the non-forfeitable Accrued Benefit of a Participant, the right to payment without reduction before the Normal Retirement Date of a Participant (but only to the extent that all events have occurred which give rise to such right as of the date of amendment or termination) or the non-forfeitable Death Benefit with respect to a Participant at the time of any such amendment or termination shall be adversely affected thereby. Notice of every amendment or termination of the Plan shall be given to each Participant and Beneficiary of a deceased Participant, the Administrator, the Committee and the Employer.

(b)            In the event of a termination or a partial termination of the Plan, so much of the Plan as has been terminated shall be automatically amended on the effective date of such termination by terminating additional benefit accrual and by reducing or eliminating any incidental benefits, other than non-forfeitable Death Benefits, of Participants and their Beneficiaries under so much of the Plan as has terminated, but only if payment thereof has not commenced or is not subject only to the expiration of a waiting period or occurrence of death, to the fullest extent permitted by subparagraph 11.1(a). Under no circumstances shall all or any portion of the Accrued Benefit or Death Benefit of any such Participant under the Plan, or the non-forfeitable percentage thereof at the time of such termination, to the extent terminated be increased by reason of continued service as an Employee with any Employer with respect to which the Plan has been terminated, unless otherwise provided by the Board. In the event of a termination or a partial termination of the Plan, all Accrued Benefits (and Death Benefits attributable to such Accrued Benefits) shall automatically become fully vested and non-forfeitable.

(c)            Termination of the Plan shall mean termination of active participation by Participants, but shall not mean immediate payment of all vested Accrued Benefits or Death Benefits unless the Corporation so directs. On termination of the Plan, the Board of the Corporation may provide for the acceleration of payment of the vested Accrued Benefits of all affected Participants on such basis as it may direct.

11.2          Termination Events with Respect to Employers Other Than the Corporation.

(a)           The Plan shall terminate with respect to any Employer other than the Corporation, and such Employer shall automatically cease to be an Employer for purposes of the Plan, upon the happening of any of the following events:

(i)             Action by the Board of the Corporation terminating the Plan as to it and specifying the date of such termination. Notice of such termination shall be delivered to the Administrator, the Committee and the Corporation.

(ii)            Its ceasing to be an Affiliate.

(b)            Termination of the Plan with respect to any Employer shall mean termination of active participation of, and cessation of the accrual of additional benefits by, the Participants employed by such Employer, but shall not mean immediate payment of all vested Accrued Benefits with respect to the Employees of such Employer unless the Corporation so directs.  On termination of the Plan with respect to any Employer, the Board of the Corporation may provide for the acceleration of payment of the vested Accrued Benefits of all affected Participants of that former participating Employer on such basis as it may direct.

11.3         Effect of Employer Merger-Consolidation or Liquidation.  Notwithstanding the foregoing provisions of this ARTICLE XI, the merger or liquidation of any Employer into any other Employer or the consolidation of two (2) or more of the Employers shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Employers, provided that the surviving or continuing employer is otherwise considered to be, and continues to be, a participating Employer in the Plan.

ARTICLE XII
Miscellaneous

12.1         Headings.  The headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

12.2         Gender and Number.  In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

12.3         Governing Law.  The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law preempting the same. Unless federal law specifically addresses the issue, federal law shall not preempt applicable state law preventing an individual or person claiming through him from acquiring property or receiving benefits as a result of the death of a decedent where such individual caused the death.

12.4         Employment Rights.  Participation in the Plan shall not give any Employee the right to be retained in the Employer’s employ nor, upon dismissal or upon his voluntary termination of employment, to have any right or interest under the Plan other than as herein provided.

12.5         Conclusiveness of Employer Records.  The records of the Employer with respect to age, service, employment history, compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of the Plan.

12.6         Right to Require Information and Reliance Thereon.  The Employer and Administrator shall have the right to require any Participant, Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely thereon in carrying out its duties hereunder. Any payment to or on behalf of a Participant or Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.

12.7         Alienation and Assignment.  Except as may be required by the Act, no benefit hereunder shall be subject in any manner to alienation, sale, anticipation, transfer, assignment, pledge, encumbrance, garnishment, attachment, execution or levy of any kind.

12.8         Notices and Elections.

(a)           Except as provided in subparagraph 12.8(b), all notices required to be given in writing and all elections, consents, applications and the like required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice, election, consent or application by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election, consent or application.

(b)           Subject to limitations under applicable provisions of the Act (such as the requirement that spousal consent be in writing), the Administrator is authorized in its discretion to accept other means for receipt of effective notices, elections, consents and/or applications by Participants and/or Beneficiaries, including but not limited to interactive voice systems and electronic or Internet communications, on such basis and for such purposes as it determines from time to time.

12.9         Delegation of Authority.  Whenever the Corporation or any Employer is permitted or required to perform any act, except where prohibited by applicable law, such act may be performed by its Chief Executive Officer, its President, the Compensation Committee of its Board of Directors or its Board of Directors or by any person duly authorized by any of the foregoing.

12.10       Service of Process.  The Administrator shall be the agent for service of process on the Plan.

12.11       Construction.  This Plan is created for the exclusive benefit of Eligible Employees of the Employer and their Beneficiaries and shall be interpreted and administered in a manner consistent with its being an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees (sometimes referred to as a “top-hat” plan) described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Act.

12.12        Compliance with Code Section 409A.  This Plan is intended to comply with the applicable provisions of Section 409A of the Code and the Committee shall interpret and administer the Plan in accordance therewith.  In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Code Section 409A shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Code Section 409A that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Code Section 409A.

IN WITNESS WHEREOF, the Corporation, pursuant to the authorization of its Board of Directors, hereby executes this amended and restated Plan, for itself and for each participating Employer, by its duly authorized officer effective as of October 21, 2010.

FAUQUIER BANKSHARES, INC.

Dated: October 21, 2010	By:	/s/ John B. Adams, Jr.
John B. Adams, Jr.
Chairman